EXHIBIT 21

REGISTRANT'S SUBSIDIARIES

The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.

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Company Name                                           FEIN          Jurisdiction            Ownership
Molex Incorporated                                  36-2369491      Delaware, U.S.A.
  Molex S.A. de C.V.                                                Mexico                    100.0%
 Molex Industrial Ventures Inc.                     02-0514921      Delaware, U.S.A.          100.0%
 Cardell Corporation                                38-2249547      MI, U.S.A.                100.0%
  Delaware Gold Investment Co.                      38-3303760      MI, U.S.A.                100.0%
  Cardell USVI International Sales Corporation      66-0507336      USVI                      100.0%
  Mcar Automotive Parts GmbH (f/k/a Cardell GmbH)                   Germany                   100.0%
 Molex Connector Corp.                              36-4161983      Delaware, U.S.A.          100.0%
  (Formerly Molex Sales & Leasing Company)
 Molex Caribe Inc.                                  36-3323357      Delaware, U.S.A.          100.0%
 Molex International, Inc.                          36-2754920      Delaware, U.S.A.          100.0%
  Ulti-Mate, Inc.                                   95-3234543      California, U.S.A.        100.0%
  Molex Brazil Ltda.                                                Brazil                    100.0%
  Molex Electronics Ltd.                                            Canada                    100.0%
  Dongguan Molex South-China Connector Co. Ltd.                     China (P.R.C.)             95.0%
  Molex (Shanghai) Co., Ltd.                                        China (P.R.C.)            100.0%
  Molex Interconnect (Shanghai) Co., Ltd.                           China (P.R.C.)            100.0%
  Molex Switch SA                                                   France                    100.0%
  Molex Holding GmbH                                                Germany                   100.0%
   Molex Slovakia Management, s.r.o.                                Germany                   100.0%
   Molex Elektronik GmbH                                            Germany                   100.0%
   Molex Services GmbH                                              Germany                   100.0%
   Molex GmbH                                                       Germany                    93.33%
   Molex Polska Management SP z.o.o.                                Poland                    100.00%
   Lightmaze AG                                                     Germany                    50.00%
  Molex Slovakia A.S.                                               Slovakia                  100.0%
  Molex Hong Kong/China Ltd.                                        Hong Kong                 100.0%
  Molex (India) Ltd.                                                India                      93.5%
  Molex Mafatlal Micron Private Limited                             India                      51.0%
  Molex Italia S.p.A.                                               Italy                     100.0%
  Zetronic S.p.A.                                                   Italy                     100.0%
  Molex-Japan Co., Ltd.                                             Japan                     100.0%
   Molex (Dalian) Co. Ltd.                                          China (P.R.C.)            100.0%
  Molex (Malaysia) Sdn. Bhd.                                        Malaysia                  100.0%
  Molex de Mexico S.A. de C.V.                                      Mexico                    100.0%
  Molex B.V.                                                        Netherlands               100.0%
  Molex European Distribution Center B.V.                           Netherlands               100.0%
  Molex Interconnect AG (MIAG)                                      Netherlands               100.0%
   Molex Deutschland GmbH                                           Germany                   100.0%
  Moltech                                                           Poland                     48.0%
  Molex Far East-South Management Pte. Ltd.                         Singapore                 100.0%
  Molex Singapore Pte. Ltd.                                         Singapore                 100.0%
  Moltes s.r.o.                                                     Slovak Republic            48.0%
  Sylex s.r.o.                                                      Slovak Republic            45.0%
  Molex South Africa (Pty.) Ltd.                                    South Africa               87.0%
  Molex Korea Co., Ltd.                                             South Korea               100.0%
  Molex Svenska A.B.                                                Sweden                    100.0%
  Molex Ireland Ltd.                                                Ireland                   100.0%
   Modular Automation (Molex) Ltd.                                  Ireland                   100.0%
   Smithstown Light Engineering Ltd.                                Ireland                    50.0%
  Molex Taiwan Ltd.                                                 Taiwan (R.O.C.)           100.0%
  Molex (Thailand) Ltd.                                             Thailand                   94.75%
  Molex Electronics Ltd.                                            United Kingdom            100.0%
 Molex Premise Networks, Inc.                       36-3999511      Delaware, U.S.A.          100.0%
  Molex Premise Networks Americas, Inc.             04-2851670      Massachusetts, U.S.A.     100.0%
  Molex Premise Networks SARL                                       France                    100.0%
  Molex Premise Networks Limited                                    United Kingdom            100.0%
  Molex Premise Networks South Pacific, Inc.        04-3079634      Delaware, U.S.A.          100.0%
   Molex Premise Networks Pty Ltd                                   Australia                 100.0%
  Mod-Tap GmbH                                                      Germany                   100.0%
  Molex Premise Networks Japan, Inc.                04-3251596      Delaware, U.S.A.          100.0%
  Molex Premise Networks Thailand, Inc.             04-3251597      Delaware, U.S.A.          100.0%
  MPN EE sp zo.o (f/k/a Mod-Tap Poland SP Z)                        Poland                    100.0%
  Molex Premise Networks so zo.o.                                   Poland                    100.0%
  Molex Premise Networks Asia Limited                               Hong Kong                 100.0%

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